                                                           Exhibit No. EX-99.h.4
                          COMPLIANCE SERVICES AGREEMENT

     AGREEMENT made as of the ___ of January,  2008 by and between RevenueShares
ETF Trust,  with its  principal  office  and place of  business  at 2005  Market
Street, Suite 2020, Philadelphia,  Pennsylvania 19103 (the "Fund"), and Foreside
Compliance  Services,  LLC,  a  Delaware  limited  liability  company  with  its principal office and place of business at Two Portland Square,  Portland,  Maine
04101 ("FCS").

     WHEREAS,  the Fund is registered under the Investment  Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and

     WHEREAS,  the Fund desires that FCS perform certain compliance services and
FCS is willing to provide those  services on the terms and  conditions set forth in this Agreement;

     NOW  THEREFORE,  for  and in  consideration  of the  mutual  covenants  and agreements contained herein, the Fund and FCS hereby agree as follows:

     SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

     (a) The Fund hereby appoints FCS, and FCS hereby agrees, to provide a Chief
Compliance  Officer  ("CCO"),  as described in Rule 38a-1 of the 1940 Act ("Rule
38a-1") and an Anti-Money  Laundering  Officer to the Fund for the period and on the terms and conditions set forth in this Agreement.

     (b) In connection  therewith,  the Fund has delivered to FCS copies of: (i)
the Fund's Declaration of Trust and Bylaws  (collectively,  as amended from time to time,  "Organizational  Documents");  (ii) the  Fund's  current  Registration
Statement,  as  amended or  supplemented,  filed  with the U.S.  Securities  and
Exchange  Commission  ("SEC") pursuant to the Securities Act of 1933, as amended
(the "Securities  Act"), or the 1940 Act (the "Registration  Statement");  (iii)
the  Fund's  current   Prospectus   and  Statement  of  Additional   Information
(collectively,  as  currently  in effect  and as amended  or  supplemented,  the
"Prospectus" or "SAI", as the case may be, or the "Disclosure Documents");  (iv)
each plan of  distribution  or similar  document  adopted by the Fund under Rule
12b-1 under the 1940 Act ("Plan") and each current  shareholder  service plan or similar document adopted by the Fund ("Service Plan");  (v) copies of the Fund's current annual and semi-annual  reports to shareholders;  and (vi) all policies, programs  and  procedures  adopted by the Fund with  respect to the Funds (e.g., repurchase  agreement  procedures),  and  shall  promptly  furnish  FCS with all amendments of or supplements  to the foregoing.  The Fund shall deliver to FCS a certified  copy of the  resolution  of the  Board of  Trustees  of the Fund (the
"Board")  appointing FCS hereunder and authorizing the execution and delivery of this Agreement.

     SECTION 2. DUTIES OF FCS

     (a)  Subject to the  approval  of the Board,  FCS shall  make  available  a qualified  person to act as the Fund's CCO who is  competent  and  knowledgeable regarding the federal securities laws. FCS' responsibility for the activities of the CCO are  limited  to the  extent  that the Board  shall  make all  decisions regarding the  designation,  termination and level of compensation of the CCO as provided by Rule 38a-1.

     (b) With respect to the Fund, the CCO shall:

          (i)  Report directly to the Board;

          (ii) Review and administer the Fund's compliance  program policies and procedures  including those policies and procedures of the Fund's adviser, administrator,  principal underwriter and transfer agent
               (collectively, Service Providers") that relate to the Fund;

          (iii) Conduct  periodic  reviews of the Fund's  compliance  program to
               incorporate  any  new  or  changed  regulations,   best  practice
               recommendations or other guidelines that may be appropriate;

          (iv) Review no less  frequently  than  annually,  the  adequacy of the policies and procedures of the Fund and its Service Providers and the effectiveness of their implementation;

          (v)  Apprise the Board of significant compliance events at the Fund or its Services Providers;

          (vi) Design testing methods for the Fund's compliance program policies and procedures;

          (vii) Perform  and  document  periodic  testing of certain key control procedures  (as  appropriate  to  the  circumstances),  including reviewing reports, investigating exceptions, and making inquiries of Fund management and Service Providers;

          (viii) Conduct  periodic  site  visits to advisers  and other  Service
               Providers as necessary;

          (ix) Provide  training and deliver  updates to the Fund or its Service
               Providers, as necessary;

          (x)  Establish a quarterly  reporting process to the Board,  including both  written and oral  reports.  The CCO will  attend  regularly scheduled  board  meetings  as well  as  special  meetings  on an as-needed basis.

          (xi) Prepare a written annual report for the Board. Such report shall, at a minimum,  address  (A) the  operation  of the Fund's and its
               Service Providers'  policies and procedures since the last report to the  Board;  (B) any  material  changes to such  policies  and procedures  since the last report;  (C) any  recommendations  for material  changes to the policies and  procedures  as a result of the periodic or annual reviews referred to in Sections  2(b)(iii)
               and (iv) above;  and (D) any  "material  compliance  matters" (as defined in Rule 38a-1) since the date of the last report; and

          (xii) No less than annually,  the CCO shall meet  separately  with the
               Fund's independent Trustees.

     (c) With respect to the Fund, FCS shall

          (i)  Subject to the approval of the Board,  make available a qualified person to act as the Fund's Anti-Money  Laundering Officer who is
               competent and knowledgeable  regarding the anti-money  laundering rules and regulations applicable to mutual funds;

          (ii) Assist the Fund with compliance matters as requested.

     (d) FCS shall provide such other  services and  assistance  relating to the affairs  of the Fund as the Fund  may,  from  time to time,  reasonably  request pursuant to mutually acceptable compensation and implementation agreements.

     (e) FCS shall maintain records relating to its services, such as compliance policies and procedures, relevant Board presentations, annual reviews, and other records,  as are  required  to be  maintained  under the 1940 Act and Rule 38a-1 thereunder.  Such reports  shall be maintained in the manner and for the periods as are required under the applicable  rule or regulation.  The books and records pertaining  to the Fund that are in the  possession of FCS shall be the property of the Fund.  The Fund,  or the Fund's  authorized  representatives,  shall have access to such books and records at all times during FCS' normal business hours.
Upon the  reasonable  request of the Fund,  copies of any such books and records shall  be  provided  promptly  by FCS  to the  Fund  or  the  Fund's  authorized representatives at the Fund's expense.

     (f) Nothing  contained  herein shall be construed to require FCS to perform any service that could cause FCS to be deemed an investment adviser for purposes of the 1940 Act or the  Investment  Advisers  Act of 1940,  as amended,  or that could cause the Fund to act in  contravention  of the Fund's  Prospectus  or any provision  of the 1940 Act.  Except with  respect to FCS' duties as set forth in this Section 2 and except as otherwise  specifically  provided herein,  the Fund assumes  all  responsibility  for  ensuring  that  the  Fund  complies  with all applicable  requirements  of the Securities  Act, the Exchange Act, the 1940 Act
and  any  laws,   rules  and  regulations  of  governmental   authorities   with
jurisdiction over the Fund. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations  promulgated under authority of the law and all official interpretations of such law or rules or regulations.

     (g) In order for FCS to perform the  services  required by this  Section 2, the Fund (i) shall take reasonable  steps to encourage all Service  Providers to furnish any and all  information  to FCS as  reasonably  requested  by FCS,  and assist FCS as may be required and (ii) shall take reasonable steps to obtain the result that FCS has access to all records and  documents  maintained by the Fund or any service provider to the Fund.

     SECTION 3. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

     (a) FCS shall be under no duty to take any  action  except as  specifically set forth  herein or as may be  specifically  agreed to by FCS in  writing.  FCS shall use its best judgment and efforts in rendering  the services  described in this  Agreement.  FCS  shall  not be  liable  to the  Fund or any of the  Fund's stockholders  for any action or inaction of FCS relating to any event whatsoever in the absence of bad faith,  reckless  disregard,  gross  negligence or willful misfeasance  in the  performance  of  FCS'  duties  or  obligations  under  this
Agreement.  Further,  FCS  shall  not  liable  to the Fund or any of the  Fund's stockholders for any action taken or failure to act in good faith reliance upon:

(i)  the advice and opinion of Fund counsel; and

(ii) any certified copy of any resolution of the Board;

and FCS shall not be under any duty or  obligation  to inquire into the validity or  invalidity  or authority or lack thereof of any  statement,  oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel,  instrument,  report, notice,  consent,  order, or any other document  or  instrument  which  FCS  reasonably  believes  in good  faith to be genuine.

     (b) The Fund agrees to indemnify  and hold  harmless  FCS,  its  employees, agents,  trustees,  officers and managers and any person who controls FCS within the meaning of section 15 of the  Securities  Act or Section 20 of the  Exchange
Act ("FCS Indemnitees"),  against and from any and all claims, demands, actions, suits,  judgments,  administrative  proceedings or investigations,  liabilities, losses, damages,  costs, charges,  reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to FCS's actions taken  or  failures  to act with  respect  to the  Fund in  connection  with the performance of any duties or  obligations  under this Agreement (a "FCS Claim");
provided,  however, that nothing contained herein shall entitle a FCS Indemnitee to  indemnification  with  respect  to any FCS Claim  arising  from FCS' own bad faith, reckless disregard,  negligence or willful malfeasance, or breach of this
Agreement . For purposes of this Agreement, FCS' bad faith, willful malfeasance, or reckless  disregard  shall not  include any action  taken or not taken by FCS consistent with the last sentence of Section 3(a).  Further,  the Fund shall not be required to indemnify  any FCS  Indemnitee  if, prior to  confessing  any FCS
Claim against the FCS  Indemnitee,  FCS or the FCS Indemnitee  does not give the
Fund written  notice of and  reasonable  opportunity  to defend  against the FCS
Claim in its own name or in the name of the FCS Indemnitee.

     (c) FCS agrees to  indemnify  and hold  harmless the Fund,  its  employees, agents, trustees,  officers and managers ("Fund Indemnitees"),  against and from
any  and  all  claims,  demands,   actions,  suits,  judgments,   administrative
proceedings and investigations,  liabilities,  losses,  damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to (i) FCS'  actions  taken or failures to act with respect to the Fund that are not consistent  with Section 3(a);  (ii) any breach of this  Agreement  with FCS;  or (iii) any breach of FCS'  representations  set forth in Section 4 (a "Fund Claim").  FCS shall not be required to indemnify any
Fund  Indemnitee  if,  prior to  confessing  any  Fund  Claim  against  the Fund
Indemnitee,  the Fund or the Fund Indemnitee does not give FCS written notice of and  reasonable  opportunity to defend against the Fund Claim in its own name or in the name of the Fund Indemnitee.

     (d) FCS shall not be liable for the errors of other  service  providers  to the Fund or their systems.

     (e) The Fund, and not FCS, shall be solely  responsible for approval of the designation  and  approval  of  compensation  of the  Fund  CCO,  as well as for removing  the  CCO  from  his or her  responsibilities  related  to the  Fund in accordance with Rule 38a-1.  Therefore,  notwithstanding  the provisions of this section 3, the Fund shall  supervise the  activities of the Fund CCO with regard to such activities.

     SECTION 4. REPRESENTATIONS AND WARRANTIES

     (a) FCS represents and warrants to the Fund that:

          (i)  It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

          (ii) It is duly  qualified  to carry on its  business  in the State of
               Maine;

          (iii) It is  empowered  under  applicable  laws  and by its  Operating
               Agreement  to enter into this  Agreement  and  perform its duties under this Agreement;

          (iv) All requisite corporate  proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this
               Agreement;

          (v)  It  has  access  to  the  necessary  facilities,  equipment,  and personnel  to  assist  the CCO in the  performance  of his or her duties and obligations under this Agreement;

          (vi) This  Agreement,  when executed and delivered,  will constitute a legal, valid and binding obligation of FCS,  enforceable  against
               FCS  in  accordance  with  its  terms,   subject  to  bankruptcy,
               insolvency, reorganization,  moratorium and other laws of general application  affecting  the rights and remedies of creditors  and secured parties;

          (vii) It  shall  make   available  a  person  who  is  competent   and
               knowledgeable  regarding  the  federal  securities  laws  and  is otherwise  reasonably  qualified to act as a CCO and who will, in the exercise of his or her duties to the Fund,  act in good faith and in a manner  reasonably  believed  by him or her to be in the best interests of the Fund ;

          (viii) It shall  compensate  the CCO  fairly,  subject to the  Board's right  under any  applicable  regulation  (e.g.,  Rule  38a-1) to approve the designation, termination and level of compensation of the CCO.  In  addition,  it shall not  retaliate  against the CCO should the CCO inform the Board of a  compliance  failure or take
               aggressive   action  to  ensure   compliance   with  the  federal
               securities laws by the Fund or a Service Provider;

          (ix) It shall  report to the Board  promptly  if FCS learns  about CCO malfeasance  or in the  event the CCO is  terminated  as a CCO by another Fund; and

          (x)  It shall report to the Board if at any time the CCO is subject to the "bad boy"  disqualifications as set forth in Section 15(b)(4)
               of the Exchange Act or Section 9 of the 1940 Act.

     (b) The Fund represents and warrants to FCS that:

          (i)  It is a  corporation  duly  organized  and  existing  and in good standing under the laws of the State of Delaware and is qualified to do  business  and is in good  standing  under  the laws of the
               State of Delaware;

          (ii) It is empowered  under  applicable laws and by its Fund Documents to enter into this  Agreement  and perform its duties  under this
               Agreement;

          (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this
               Agreement;

          (iv) It is an open-end management  investment company registered under the 1940 Act;

          (v)  This  Agreement,  when executed and delivered,  will constitute a legal,  valid and  binding  obligation  of the Fund,  enforceable against  the  Fund in  accordance  with  its  terms,  subject  to bankruptcy, insolvency, reorganization, moratorium and other laws of general  application  affecting  the rights  and  remedies  of creditors and secured parties;

          (vi) A  registration  statement  under  the  Securities  Act  and  the
               Exchange Act is currently effective and will remain effective and appropriate  State securities law filings have been made and will continue to be made with respect the Fund; and

          (vii) The CCO and AMLO  shall be covered  by the  Fund's  Directors  &
               Officers/Errors  & Omissions Policy (the "Policy"),  and the Fund
               shall use reasonable  efforts to ensure that such coverage be (a)
               reinstated  should the Policy be cancelled;  (b) continued  after such officers  ceases to serve as the Fund on  substantially  the same terms as such  coverage  is provided  for the Fund  officers after such  persons are no longer  officers  of the Fund;  or (c)
               continued  in  the  event  the  Fund  merges  or  terminates,  on substantially the same terms as such coverage is provided for the
               Fund officers (but for a period no less than six years). The Fund shall  provide  FCS with proof of current  coverage,  including a copy of the Policy,  and shall notify FCS immediately  should the
               Policy be cancelled or terminated.

     SECTION 5. COMPENSATION AND EXPENSES

     (a) In consideration of the compliance services provided by FCS pursuant to this Agreement, the Fund shall pay FCS the fees set forth in Appendix A hereto.

     All fees payable  hereunder  shall be accrued  daily by the Fund.  The fees payable for the services listed in Appendix A hereto shall be payable monthly in arrears on the first business day of each calendar month for services  performed during the prior calendar month.  Any  out-of-pocket  charges incurred by FCS as set forth in  Appendix A shall be paid as  incurred.  If fees begin to accrue in the  middle of a month or if this  Agreement  terminates  before  the end of any month,  all fees for the period  from that date to the end of that month or from the  beginning  of that  month to the date of  termination,  as the case may be, shall be prorated  according to the proportion that the period bears to the full month in which the effectiveness or termination  occurs. Upon the termination of this Agreement, the Fund shall pay to FCS such compensation, as shall be payable prior to the effective date of termination.

     (b) FCS may,  with  respect to  questions  of law  relating to its services hereunder, apply to and obtain the advice and opinion of Fund counsel. The costs of any such advice or opinion shall be borne by the Fund.

     (c) FCS shall not be responsible for and will not assume the obligation for payment of the expenses of the Fund, including,  without limitation: (i) the fee payable under this  Agreement;  (ii) the fees payable to the investment  adviser under an agreement  between the investment  adviser and the Fund; (iii) expenses of issue, repurchase and redemption of Fund Shares; (iv) interest charges, taxes and brokerage fees and commissions;  (v) premiums of insurance for the Fund, the directors and officers and fidelity bond premiums;  (vi) fees,  interest charges and expenses of third  parties,  including  Fund counsel,  counsel to the Fund's independent  trustees,  independent public accountants,  compliance audit firms, custodians,  transfer agents,  dividend  disbursing agents and Fund accountants;
(vii) fees of pricing, interest,  dividend, credit and other reporting services;
(viii)  costs of  membership  in  trade  associations;  (ix)  telecommunications expenses;  (x)  transmission  expenses;  (xi)  costs of  maintaining  the Fund's existence; (xii) costs of preparing,  filing and printing the Fund's Prospectus, subscription  application forms and stockholder reports and other communications and delivering them to existing  stockholders,  whether of record or beneficial;
(xiii) expenses of meetings of stockholders  and proxy  solicitations  therefor;
(xiv)  costs of  maintaining  books of  original  entry for  portfolio  and Fund accounting  and other  required  books and accounts and of  calculating  the net asset value of Shares;  (xv) costs of  stationery,  supplies and postage;  (xvi)
fees and expenses of the Fund's trustees and officers  (except those incurred by officers  affiliated  with  FCS);  (xvii)  costs of other  personnel  performing services  for the Fund;  (xviii)  costs of  Board,  Board  committee,  and other corporate meetings;  (xix) SEC registration fees and related expenses;  and (xx)
state,  territory  or foreign  securities  laws  registration  fees and  related expenses.

         SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

     (a) This Agreement  shall become  effective on the date indicated  above or such time FCS commences  providing  services under this Agreement,  whichever is later. Upon effectiveness of this Agreement, this Agreement shall constitute the entire agreement between the parties and shall supersede all previous agreements between the parties, whether oral or written relating to the Fund.

     (b) This Agreement shall continue in effect until terminated.

     (c) This  Agreement may be  terminated at any time,  without the payment of any penalty (i) by the Board on sixty (60) days'  written  notice to FCS or (ii)
by FCS on sixty  (60)  days'  written  notice  to the  Fund;  provided  that the provisions of this Agreement  related to services  pursuant to Section 2, may be terminated  at any time by the  Board,  effective  upon  written  notice to FCS, without the payment of any penalty;  the  remaining  portions of this  Agreement shall be considered severable and not affected.

     (d) The  provisions  of Sections 3, 6(d),  6(e), 7, 8, 10, 11, and 12 shall survive any termination of this Agreement.

     (e) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either FCS or the Fund except by the specific written consent of the other party.  All terms and provisions of this Agreement shall be binding  upon,  inure to the  benefit of and be  enforceable  by the  respective successors and assigns of the parties hereto.

     SECTION 7. CONFIDENTIALITY

     Each Party shall comply with the laws and  regulations  applicable to it in
connection  with  its  use  of  Confidential  Information,   including,  without
limitation,  Regulation S-P (if applicable). FCS agrees to treat all records and other  information  related to the Fund as  proprietary  information of the Fund and,  on behalf of  itself  and its  employees,  to keep  confidential  all such information, except that FCS may

     (a) Release such other  information (i) as approved in writing by the Fund, which approval shall not be unreasonably  withheld and may not be withheld where
FCS is advised by counsel  that it may be exposed to civil or criminal  contempt proceedings for failure to release the information (provided,  however, that FCS shall seek the  approval of the Fund as promptly as possible so as to enable the
Fund to pursue  such  legal or other  action as it may  desire  to  prevent  the release of such information) or (ii) when so requested by the Fund.

     SECTION 8. FORCE MAJEURE

     FCS  shall  not be  responsible  or  liable  for any  failure  or  delay in performance of its  obligations  under this Agreement  arising out of or caused,
directly  or  indirectly,   by  circumstances   beyond  its  reasonable  control
including,  without limitation,  acts of civil or military  authority,  national emergencies,  fire, mechanical  breakdowns,  flood or catastrophe,  acts of God, insurrection, war, riots or failure of the mails, transportation,  communication system or power supply.  In addition,  to the extent FCS' obligations  hereunder are to oversee or monitor  the  activities  of third  parties,  FCS shall not be liable  for any  failure  or delay in the  performance  of FCS'  duties  caused, directly  or  indirectly,  by the  failure  or delay of such  third  parties  in performing  their  respective  duties or cooperating  reasonably and in a timely manner with FCS.

     SECTION 9. ACTIVITIES OF FCS

     (a) Except to the extent necessary to perform FCS'  obligations  under this
Agreement,  nothing  herein shall be deemed to limit or restrict FCS' right,  or the  right of any of FCS'  managers,  officers  or  employees  who also may be a trustee,  officer  or  employee  of the Fund,  or who are  otherwise  affiliated persons  of the Fund,  to engage in any  other  business  or to devote  time and attention to the management or other aspects of any other business, whether of a similar or  dissimilar  nature,  or to render  services of any kind to any other corporation, trust, firm, individual or association.

     (b)  Upon  notice  to  the  Fund,  FCS  may  subcontract  any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, which may be  affiliated  persons of FCS,  who agree to comply with the terms of this Agreement;  provided, that any such subcontracting shall not relieve FCS of its  responsibilities  hereunder.  FCS may pay those persons for their services, but no such payment will increase FCS' compensation or reimbursement of expenses from the Fund.

     SECTION 10. COOPERATION WITH INDEPENDENT PUBLIC ACCOUNTANTS

     FCS shall  cooperate with the Fund's  independent  public  accountants  and shall take reasonable action to make all necessary  information available to the accountants for the performance of the accountants' duties.

     SECTION 11. LIMITATION OF STOCKHOLDER AND TRUSTEE LIABILITY

     The  trustees  of the Fund and the  stockholders  of the Fund  shall not be liable for any  obligations  of the Fund under  this  Agreement,  and FCS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund.

         SECTION 12.  MISCELLANEOUS

     (a) Neither party to this Agreement  shall be liable to the other party for
consequential,   special  or  indirect  damages  under  any  provision  of  this
Agreement.

     (b) This  Agreement  shall  be  governed  by,  and the  provisions  of this
Agreement shall be construed and interpreted  under and in accordance  with, the laws of the State of Delaware.

     (c) This  Agreement may be executed by the parties  hereto in any number of counterparts,  and all of the  counterparts  taken  together  shall be deemed to constitute one and the same instrument.

     (d) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall  be  considered  severable  and  not  be  affected,  and  the  rights  and obligations  of the parties  shall be construed and enforced as if the Agreement did not contain the  particular  part,  term or provision  held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both FCS and
Fund and no presumptions  shall arise favoring any party by virtue of authorship of any provision of this Agreement.

     (e) Section  headings in this Agreement are included for  convenience  only and are not to be used to construe or interpret this Agreement.

     (f) Notices,  requests,  instructions  and  communications  received by the parties  at their  respective  principal  places of  business,  or at such other address as a party may have designated in writing,  shall be deemed to have been properly given.

     (g) Nothing  contained in this  Agreement  is intended to or shall  require
FCS, in any capacity  hereunder,  to perform any  functions or duties on any day other than a Fund business  day.  Functions or duties  normally  scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

     (h) The term  "affiliate"  and all forms thereof used herein shall have the meanings ascribed thereto in the 1940 Act.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

REVENUESHARES ETF TRUST

By:____________________
Name:  Vincent T. Lowry
Title:     President

FORESIDE COMPLIANCE SERVICES, LLC

By:________________________
Name:  Richard J. Berthy
Title:    Vice President

                          COMPLIANCE SERVICES AGREEMENT

                                   Appendix A
                             As of January 29, 2008

(1)  Compliance Services Fees

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     Per Registrant fee                             $         60,000
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     Per Fund fee                                   $          7,500
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(2)  Out-Of-Pocket and Related Expenses

The Fund shall  reimburse  FCS for the  following  out-of-pocket  and  ancillary expenses:

(i)  communications

(ii) postage and delivery services

(iii) record storage and retention  (imaging,  microfilm and shareholder  record storage)

(iv) reproduction

(v)  reasonable  travel  expenses  for the CCO incurred in  connection  with his oversight of the compliance programs of the Service Providers

(vi) reasonable  travel expenses incurred in connection with travel requested by the Board

(vii) other  expenses   incurred  in  connection  with  providing  the  services
     described in this Agreement if approved by the Fund

(3)  Notes

(a)  Fees are charged at a rate of 1/12th per annum.

(b)  A one-year minimum applies to all fees with a two-year contemplated term of agreement. If agreement is canceled prior to the completion of contract due to  merger  or other  circumstances,  Foreside  will be due one (1) year of applicable fees from that date.

(c)  All  fees  are  subject  to  a  CPI  adjustment   based  on  each  contract
     anniversary.